SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

BANCSHARES OF FLORIDA, INC.

(Name of Registrant as Specified in its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by Registration Statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Filed on behalf of Bancshares of Florida, Inc., by IGLER & DOUGHERTY, P.A.; 1501 Park Avenue East; Tallahassee, Florida; (850) 878-244 (telephone); (850) 878-1230 (facsimile); Attention: Richard Pearlman, Esq.

BANCSHARES OF FLORIDA, INC.

May 10, 2004

Dear Fellow Shareholders:

We are pleased to invite you to Bancshares of Florida, Inc.’s 2004 Annual Meeting of Shareholders. This year’s Annual Meeting will be held at our corporate headquarters located at 1185 Immokalee Road, Naples, Florida 34110, on Friday, June 24, 2004, at 4:30 p.m.

The Notice of the Annual Meeting of Shareholders and Proxy Statement attached to this letter describe the formal business that will be transacted at the Annual Meeting, primarily the election of directors, and the consideration of amendments to our Articles of Incorporation and our 1999 Stock Option Plan. Our directors and officers will be present at the Annual Meeting to respond to your questions and to discuss our successes in 2003, as well as our plans for 2004.

Regardless of the number of shares that you own, your vote is important. Please sign and date the enclosed Proxy Card or voting instruction form promptly and return it in the postage-paid envelope which has been provided. If you prefer to vote in person at the Annual Meeting, you will be given that opportunity.

On behalf of the Board of Directors and our employees, we look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Michael L. McMullan
Michael L. McMullan
President and Chief Executive Officer

BANCSHARES OF FLORIDA, INC.

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 24, 2004

The 2004 Annual Meeting of Shareholders of Bancshares of Florida, Inc. will be held at our corporate headquarters located at 1185 Immokalee Road, Naples, Florida 34110, on June 24, 2004, at 4:30 p.m. At the meeting, the following items will be presented and voted upon:

I	The election of thirteen members of our Board of Directors to serve for one-year terms;

II	The amendment of our Articles of Incorporation to reduce the vote required for certain amendments;

III	The amendment of our 1999 Stock Option Plan to increase the number of shares available for issuance upon the exercise of stock options;

IV	The ratification of the appointment of our independent auditors for the fiscal year ending December 31, 2004;

V	The adjournment of the Annual Meeting to solicit additional proxies in the event there are not sufficient votes to approve the foregoing items; and

The transaction of any other business that properly comes before the Annual Meeting, or any adjournment thereof.

Our Board of Directors has fixed the close of business on April 30, 2004, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. You are encouraged to complete the enclosed Proxy Card or voting instruction form and return it in the postage prepaid, pre-addressed envelope which is enclosed. If you would like to vote in person, you will be permitted to revoke your proxy by attending the meeting and voting at that time.

By Order of the Board of Directors,

/s/ Arlette Yassa
Arlette Yassa
Corporate Secretary

Naples, Florida

May 10, 2004

BANCSHARES OF FLORIDA, INC.

PROXY STATEMENT

2004 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

Solicitation and Voting of Proxies

This Proxy Statement is being furnished to Bancshares of Florida, Inc.’s (“Bancshares of Florida”) shareholders of record as of April 30, 2004. By this mailing, the Board of Directors is soliciting proxies for use at the Annual Meeting of Shareholders on June 24, 2004. The Annual Meeting will be held at 4:30 p.m. in our corporate headquarters at 1185 Immokalee Road, Naples, Florida 34110. Our Annual Report is enclosed with this Proxy Statement. These documents provide important information about our business, including audited financial statements, and are first being mailed to our shareholders on or about May 10, 2004.

It is important that your shares be represented by proxy or that you be present in person at the Annual Meeting. If you wish to vote by proxy, please complete the enclosed Proxy Card or voting instruction form and return it, signed and dated, in the enclosed postage-paid envelope. Even if you presently intend to attend the Annual Meeting, we request that you also submit a proxy or instruction form. This will ensure that your shares are voted if you later cannot attend the Annual Meeting. Proxies solicited by the Board of Directors will be voted in accordance with the directions given therein. The Board recommends that you vote:

“FOR”	the election of thirteen director nominees;

“FOR”	the amendment of our Articles of Incorporation to reduce the vote required for certain amendments;

“FOR”	the amendment of our 1999 Stock Option Plan to increase the number of shares available for issuance upon the exercise of stock options;

“FOR”	the ratification of the appointment of the independent auditors for the fiscal year ending December 31, 2004; and

“FOR”	the adjournment of the Annual Meeting to solicit additional proxies if there are not sufficient votes to elect the seven director nominees.

If you do not indicate a preference, the proxy holders will vote in accordance with the Board’s recommendations. Although the Board of Directors knows of no additional business that will be presented for consideration at the Annual Meeting, execution of the enclosed Proxy Card confers discretionary authority on the proxy holders to vote your shares in accordance with their best judgment on any other business that may properly come before the Annual Meeting, or any adjournment thereof.

Voting Procedures

Only holders of record of our common stock at the close of business on April 30, 2004, the shareholder record date, will be entitled to vote at the Annual Meeting. Record holders representing a majority of our outstanding common stock, present in person or represented by proxies, constitutes a quorum. The number of shares of our common stock outstanding as of the record date was 3,079,199, held by approximately          shareholders. Each share of common stock entitles its owner to one vote upon each matter to come before the Annual Meeting.

In accordance with Florida law and our Bylaws, directors will be elected at the Annual Meeting by a plurality of the votes cast. Any other matter on which shareholders vote at the Annual Meeting will be determined by the affirmative vote of a majority of the votes cast.

A shareholder may abstain or withhold a vote with respect to any item submitted for shareholder approval. Abstentions and withheld votes will be counted as being present for purposes of determining the existence of a quorum but will be counted as not voting in favor of any proposal brought before the Annual Meeting. Since Proposals I, III, IV and V will be determined by the total votes cast, abstentions and withheld votes will not affect such matters. Proposal II requires the affirmative vote of 75% of our outstanding shares, therefore abstentions and withheld votes will, in essence, be votes against that proposal.

If your shares are held by a brokerage firm (e.g., shares held in “street name”), under certain circumstances it may vote your shares. Such entities have authority to vote their customers’ shares on certain routine matters, including the election of directors. When a firm votes its customers’ shares on routine matters, these shares are also counted for purposes of establishing a quorum to conduct business at the meeting. A brokerage firm cannot vote its customers’ shares on non-routine matters. Accordingly, these shares are not counted as votes against a non-routine matter, but rather not counted at all for these matters. Proposals II and III, the amendment of our Articles of Incorporation and our 1999 Stock Option Plan are considered non-routine.

The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your shares of common stock are represented by certificates or book entries in your name so that you appear as a shareholder on the records of our stock transfer agent, a Proxy Card for voting those shares will be included with this Proxy Statement. You may vote those shares by completing, signing and returning the Proxy Card in the enclosed postage pre-paid, pre-addressed envelope. If you own shares through a brokerage firm (e.g., shares held in “street name”), you may instead receive a voting instruction form with this Proxy Statement that you may use to instruct how your shares are to be voted. As with a Proxy Card, you may vote your shares by completing, signing and returning the voting instruction form in the envelope provided. Many brokerage firms have arranged for internet or telephonic voting of shares and provide instructions for using those services on the voting instruction form.

Attendance and Voting at the Annual Meeting

If you own common stock of record, you may attend the Annual Meeting and vote in person, regardless of whether you have previously voted by Proxy Card. If you own common stock through a brokerage account, you may attend the Annual Meeting, but in order to vote your shares at the Annual Meeting, you must obtain a “legal proxy” from the brokerage firm that holds your shares. You should contact your brokerage account representative to learn how to obtain a legal proxy. We encourage you to vote your shares in advance of the Annual Meeting by one of the methods described above, even if you plan on attending the Annual Meeting, so we will be able to determine if a quorum is present. You may change or revoke your proxy at the Annual Meeting in the manner described below even if you have already voted.

Revocation of Proxy

Any shareholder holding common stock of record may revoke a previously granted proxy at any time before it is voted, by delivering to us a written notice of revocation, or a duly executed Proxy Card bearing a later date, or by attending the Annual Meeting and voting in person. Any shareholder holding common stock through a brokerage firm may change or revoke previously given voting instructions by contacting the brokerage firm, or by obtaining a legal proxy from the brokerage firm and voting in person at the Annual Meeting.

Certain Stockholders

The following table contains information regarding the only people known to us to be beneficial owners of 5% or more of the outstanding shares of Bancshares of Florida common stock as of the record date.

Name and Address of Beneficial Owner	Number of Shares		Percent of Class
Keefe Managers, LLC 375 Park Avenue New York, New York 10152-0139	164,500	(1)	5.34%

LaVonne Johnson 1185 Immokalee Road Naples, Florida 34110	165,985	(2)	5.36

(1)	As disclosed in the Schedule 13(d) filed with the Securities and Exchange Commission on February 12, 2004.
(2)	Includes 16,481 shares covered by stock options or warrants.

PROPOSAL I

ELECTION OF DIRECTORS

The Board of Directors is presently comprised of 15 members, as set by the Board of Directors pursuant to its authority under our Articles of Incorporation and Bylaws. The Board has initially set its size at 13 for 2004. Each director shall serve for one year, or until his or her successor has been empanelled.

The 13 nominees, Donald R. Barber, Joe B. Cox, Earl L. Frye, H. Wayne Huizenga, Jr., John B. James, LaVonne Johnson, Edward Kaloust, Michael L. McMullan, Harry K. Moon, M.D., Michael T. Putziger, Richard Rochon, Ramon A. Rodriguez and Terry W. Stiles, have indicated that they are willing to stand for election and to serve as directors if elected. Should a director nominee become unable or unwilling to serve, proxies will be voted for the election of such other person as the Board of Directors may choose to nominate. The affirmative vote of a plurality of the votes cast at the Annual Meeting is needed to elect a director. Abstentions and withheld votes will have the same effect as votes against a director nominee. Ten director nominees also serve as directors of one or more of our subsidiaries, Bank of Florida, N.A., Bank of Florida, or Florida Trust Company (“FTC”). To the best of our knowledge, no director nominee is being proposed for election pursuant to any agreement between that person and any other person.

Information relating to the business experience and age of each director is set forth below. Also included is information related to our non-director executive officers.

Donald R. Barber, age 61, a director of Bancshares of Florida and Chairman of the Board of Bank of Florida, N.A., is the Vice Chairman of Boran Craig Barber Engel Construction Co., Inc. He is a graduate of the University of Florida and has served the construction industry in Naples for over 36 years. Mr. Barber has been twice recognized as “Builder of the Year” by Collier Building Industry Association, given the “Silver Beaver Award” by the Boy Scouts of American and is a Laureate of Junior Achievement’s Business Leadership Hall of Fame. In addition to his professional affiliations with Associated Builders and Contractors, Collier Building Industry Association and Urban Land Institute, Mr. Barber currently is a director of the Education foundation of Collier County, a director of the Philharmonic Center for the Arts and serves as Co-Chairman of the Building Committee at North Naples United Methodist Church.

Joe B. Cox, age 64, is a Director of Bank of Florida, N.A., Vice-Chairman of Bancshares of Florida, Chairman of the Board of FTC, and Partner of Cox & Nici, P.A., a law firm in Naples, Florida. Mr. Cox received a Juris Doctorate in Law degree from the University of Tulsa Law School. He received his L.L.M. in Estate Planning from the University of Miami. Mr. Cox is Board Certified by the Florida Bar in Estate Planning and Taxation. He is a Fellow of The American College of Trust & Estate Counsel. He is a member of the Collier County Bar Association, the Florida Bar Association, and the American Bar Association. Mr. Cox’s community activities include serving as Board Member of Naples Community Hospital Foundation, The Community School of Naples, and Moffitt Cancer Research Center. Mr. Cox has previously served as president to the following organizations: Collier County Heart Association, Forum Club, YMCA of Collier County Endowment Board, and Greater Naples Civic Association.

Earl L. Frye, age 75, Chairman of Bancshares of Florida and a director of Bank of Florida, N.A., is a realtor, developer and former banker who moved to Naples in 1962. He is President and Chief Executive Officer of Downing & Frye. Mr. Frye is a past President of the Naples Area Board of Realtors and Director of the Florida Association of Realtors, as well as past President of the Collier County Society of Real Estate Appraisers. His banking career began in 1968 when he served as a director of First National Bank and Trust Company of Collier County, which later merged with Southwest Florida Banks of Fort Myers. Southwest Florida Banks later merged with Sovran of Norfolk, Virginia, which became C&S Sovran. C&S Sovran then merged with NCNB of Charlotte. Mr. Frye served on all of the above parent boards and state boards, and was also Chairman of First National Bank of Collier County. After the merger of C&S Sovran and NCNB, which became NationsBank, Mr. Frye served on the Florida/Georgia Board of Directors and chaired the Trust Committee. He has also served as Trustee for Naples Community Hospital.

H. Wayne Huizenga, Jr., age 42, is President of Huizenga Holdings, Inc., an investment and management company located in Fort Lauderdale, Florida. Mr. Huizenga received his B.S. from the University of Tampa in Tampa, Florida, in 1985. He formed Waco Courier Services, Inc., a ground courier company which was eventually sold to Courier Dispatch Company. Mr. Huizenga also founded Royalty Yogurt, a frozen yogurt chain, which was subsequently sold to TCBY Yogurt Company. Mr. Huizenga has also worked at Blockbuster Entertainment Corporation and has served as President of Blue Ribbon Water Company.

John B. James, age 62, is a director of Bancshares of Florida, Bank of Florida, Bank of Florida, N.A., and FTC. Mr. James has been Chief Executive Officer and President of Bank of Florida, N.A. since October 2001. Mr. James retired from NationsBank (now Bank of America) on December 31, 1997, after 30 years in banking. Prior to his retirement, Mr. James served as President of the C&S Hillsborough County Bank. Mr. James has been involved in many civic activities, including Collier County Educational Foundation Board and the Economic Development Council of Collier County, and has participated in the Leadership Lee and Leadership Southwest Florida Programs. Mr. James received his B.S. degree in 1967 from Florida State University.

LaVonne Johnson, age 71, a director of Bancshares of Florida and Bank of Florida, N.A., is a retired Planner and Project Director for Allegheny County, Pennsylvania. She and her husband maintain residences in both Pittsburgh, Pennsylvania and Marco Island, Florida. Mrs. Johnson is a member of the Art League of Marco Island and the Association of University Women, and serves as a Certified Tutor through the literacy program of the Collier County Library system. Mrs. Johnson has served in various elected capacities in Minnesota, including a member of the Board of Education, County Chairwoman of a political party and delegate to a National Political Convention. Mrs. Johnson received a B.A. degree in Political Science and Sociology from the University of Pennsylvania and also received an M.B.A. degree from the University of Pennsylvania.

Edward Kaloust, age 62, a proposed director of Bancshares of Florida, has been Managing Partner of New England Financial’s Florida operations since 1996. Mr. Kaloust has been an insurance executive for over 40 years, and has been with New England Financial since 1969. He is the only two-time Manager of the Year in that organization’s history. Mr. Kaloust is a former director of Marblehead Bank and Trust, Marblehead, Massachusetts and is a graduate of American College in Bryn Mawr, Pennsylvania.

Michael L. McMullan, age 49, has served as a Director, President and CEO of Bancshares of Florida, Inc. since its inception in 1998. He also currently serves as Director and CEO of FTC; a Director of Bank of Florida, N.A.; and a Director of Bank of Florida. Mr. McMullan began his career in banking in 1976, completing the Management Trainee Program at First Tennessee National Bank, Memphis. He became President of The Mississippi Bank, Canton Division in 1981. Subsequently, he managed the retain banking division of The Mississippi Bank from 1982 to 1983. He became President of First Mississippi National Bank, Jackson Division in 1983. In 1984, he accepted the position of Executive Vice President and manager of the Lending Division at Republic Bank of South Austin, Texas. In 1990, Mr. McMullan became the Commercial Banking Executive for C & S Bank of Florida’s Jacksonville bank. He was transferred to Naples in 1991, where he was named Chief Operating Officer of C & S Bank of Florida’s Collier County Bank. Subsequent to the merger with NCNB, he was named Senior Banking Executive and Commercial Banking Manager of NationsBank, Collier County. In 1993, he accepted the position of Commercial Banking Executive for NationsBank’s Broward County Division and subsequently managed the Broward County and Palm Beach divisions and was the Florida Market Manager for NationsBank’s Financial Strategies Group. His last position with NationsBank, now Bank of America, was that of Manager of the Economic Development Office for the State of Florida. He has served on the board of directors the United Way of Jackson, Mississippi and Broward County, Florida; the Boys and Girls Club of Broward County; the Advisory Board of the Economic Development Councils

in Collier County and Broward County; and the Board and Executive Committees of Boy Scouts of America, Central Texas and Central Mississippi regions. He presently serves on the Boards of Broward Workshop and Florida Bankers Association. Mr. McMullan received a BBS from the Chair of Banking at the University of Mississippi in 1976, and in 1979 received an MBA in Finance and Monetary Policy from Columbia University, New York.

Harry K. Moon, M.D., age 54, is a director of Bancshares of Florida, Bank of Florida and FTC. Dr. Moon also serves as the Chairman of the Board for Bank of Florida. He is a plastic and reconstructive surgeon, and author of numerous papers, book chapters and physician education videocassettes. He is President of Himmarshee Surgical Partners, a private medical practice. Until December 2002, he was President and Chairman of Cleveland Clinic Florida Foundation. Prior to that appointment, Dr. Moon was Chief Executive Officer of Cleveland Clinic Florida beginning in October 1997 and, prior to that, Chief of Staff from 1990. Dr. Moon conceived of and developed Cleveland Clinic Florida Naples, now an integral part of Cleveland Clinic Florida and helped Cleveland Clinic Florida become an international healthcare resource. Dr. Moon serves as a Board member of numerous civic organizations. In 1996, the Juvenile Diabetes Foundation recognized Dr. Moon as Father of the Year and during the same year, he was appointed by former Governor Lawton Chiles as a Resident Member of the Florida Council of 100. In early 2000, Dr. Moon was named the recipient of the Physician Business Leadership Award, a peer-directed award given by Florida Medical Business Magazine recognizing individual sectors of the healthcare industry. Most recently, Governor Jeb Bush appointed Dr. Moon to Florida Gulf Coast University’s Board of Trustees.

Michael T. Putziger, age 57, a director of Bancshares of Florida and Bank of Florida, N.A., is a partner in the law firm of Murtha, Cullina, LLP. He has served on the firm’s Board of Directors since its inception and has been on the management committees of the firm since 1974. He has represented banks and bank holding companies in general corporate matters. Mr. Putziger is Chairman of the Board of Directors of First Community Bank, Woodstock, Vermont. He serves as Director of DSCI Corporation. Mr. Putziger has served as a Director of First Bank in Chelmsford, Massachusetts, Shawmut Arlington Trust Company in Lawrence, Massachusetts, The Hibernia Savings Bank and Emerald Isle Bancorp in Quincy, Massachusetts and other northeastern located financial institutions. He received his B.A. from Syracuse University and his J.D. from Boston University.

Richard Rochon, age 46, is a director of Bancshares of Florida. Mr. Rochon serves as Chairman and CEO of Royal Palm Capital Partners, a private investment and management fund. He also serves as Vice Chairman of Boca Resorts, Inc., located in Fort Lauderdale, Florida. The company owns and manages luxury resort properties including the Boca Raton Resort and Club, the Registry Resort, the Edgewater Beach Hotel, the Naples Grand Golf Club in Naples, Florida, and the Pier 66 and Bahia Mar in Fort Lauderdale. He also serves as a director of Huizenga Holdings, Inc., a highly diversified company with investments in such organizations as Miami Dolphins, Pro Player Stadium, Auto Nation, Inc. and Boca Resorts, Inc. Mr. Rochon also serves on the Boards of Century Business Services, Inc., Make-A-Wish Foundation of South Florida, Inc. and North Broward Preparatory School & Lighthouse Point Academy.

Ramon A. Rodriguez, age 58, is a director of Bancshares of Florida and Bank of Florida. Mr. Rodriguez is President and CEO of Madsen, Sapp, Mena, Rodriguez & Co., a public accounting firm located in Fort Lauderdale, Florida. He received his undergraduate degree with a major in Accounting in 1971 from Florida Atlantic University in Boca Raton, Florida. In 1983, he completed the Owner’s and President’s Management Program at Harvard Business School in Cambridge, Massachusetts. He is a

former President of the Florida Institute of Certified Public Accountants. Mr. Rodriguez is an active Board member of a number of civic organizations, including the United Way, Boys and Girls Club, Make-A-Wish Foundation and Florida Atlantic University Foundation. Mr. Rodriguez was previously a member of the Board of Directors of Barnett Bank of Broward County. He is an owner of DME Corporation, a manufacturing company located in Fort Lauderdale and also serves on the Board of Directors of Republic Services, Inc., a New York Stock Exchange listed company.

Terry Stiles, age 56, is Chairman and Chief Executive Officer of Stiles Corporation, a multi-million dollar, full-service real estate development company. Mr. Stiles assumed leadership of the Fort Lauderdale-based company in 1971 and under his direction Stiles Corporation has expanded from a primarily residential construction firm to a full-service commercial real estate development company with established regional offices in Atlanta, Nashville, Charlotte and Fort Myers, Florida. Mr. Stiles is actively involved in his community. In 1999, the City of Fort Lauderdale elected him “Citizen of the Year”. He was designated “1995 Leader of the Year” by Leadership Broward Foundation, and was selected by the United Way as a “community hero” to carry the torch in the 1996 Olympic cross-county relay. Mr. Stiles has also received numerous awards and honors from his professional affiliation including the NAIOP (National Association of Industrial Office Properties) National Developer of the Year in 2000. Mr. Stiles was the National President of NAIOP in 1997-98. He is an active member of the Executive Committee of Broward Workshop and the Board of Directors of the Broward Alliance.

NON-DIRECTOR EXECUTIVE OFFICERS

Martin P. Mahan, age 51, is Chief Operating Officer and Executive Vice President of Bancshares of Florida and is President and Chief Executive Officer of Bank of Florida. From 2001 until he joined Bank of Florida in September 2002, he was Executive Vice President of ARGO Data Resource Corporation, Dallas, Texas. From 1998 to 1999, he was the Regional Executive - Florida and from 1999 to 2001, he was Executive Vice President with Huntington Bankshares, Inc. in Columbus, Ohio. From 1995 to 1998, he was Executive Vice President/Retail Banking of Barnett Banks in Jacksonville, Florida. Mr. Mahan is a 1973 graduate of the University of Iowa, Iowa City, with a B.S. degree in finance.

Craig D. Sherman, age 46, is Chief Loan Officer for Bancshares of Florida. Until 2003, Mr. Sherman was also Executive Vice President and Senior Lender for Bank of Florida, N.A. Mr. Sherman has over 22 years of banking experience, all of which is in the lending area. Prior to joining Bank of Florida, N.A. in 1999, Mr. Sherman served as Senior Vice President and subsequently as Vice President and Commercial Team Leader for SouthTrust in Naples, Florida. Mr. Sherman is a 1979 graduate of Florida State University with a B.S. degree in finance.

David Wallace, age 59, became Executive Vice President and Chief Financial Officer of Bancshares of Florida in 2004. From 1988 to 2003, he served as Executive Vice President and Chief Financial Officer of Community Bank System, Inc., a $3.4 billion asset, New York Stock Exchange listed, 116 breach commercial bank holding company based in DeWitt, New York. Mr. Wallace has a Master of Business Administration Degree in Finance form Dartmouth University and a Bachelor of Arts in Economics from Brown University.

BENEFICIAL STOCK OWNERSHIP OF DIRECTORS

AND EXECUTIVE OFFICERS

The following table contains information regarding the current beneficial ownership of our common stock of each director nominee, continuing director and non-director executive officer as of the record date. The number and percentage of shares held by each person reflects the number of shares that person currently owns, plus the number of shares that person has the right to acquire through the exercise of stock options or warrants which are exercisable within the next 60 days.

Name	Number of Shares Owned (1)	Right to Acquire (2)	% of Beneficial Ownership (3)
Donald R. Barber	25,000	3,073	1.00%
Joe B. Cox	28,530	17,256	1.48
Earl L. Frye	23,530	16,756	1.30
H. Wayne Huizenga, Jr.	25,000	12,980	1.23
John B. James	23,730	18,633	1.37
LaVonne Johnson	149,504	16,481	5.36
Edward Kaloust	—	—	—
Martin P. Mahan	1,000	6,500	0.02
Michael L. McMullan	10,000	38,500	1.56
Harry K. Moon, MD	10,052	6,655	0.54
Michael T. Putziger	68,000	2,449	2.29
Richard Rochon	10,000	5,829	0.51
Ramon A. Rodriguez	11,000	7,903	0.61
Craig D. Sherman	1,000	20,000	0.68
Terry W. Stiles	23,000	5,949	1.16
David G. Wallace	—	—	—
All Directors and Executive Officers as a Group (16 individuals)	409,346	179,920	18.08%

(1)	Includes shares for which the named person:

$	has sole voting and investment power;
$	has shared voting and investment power with a spouse, or
$	holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.

(2)	Includes shares that may be acquired by exercising stock options and/or warrants exercisable within 60 days of the record date.
(3)	The determination of “beneficial ownership” of our common stock is based upon Rule 13d-3 under the Securities Exchange Act of 1934, which provides that shares will be deemed to be “beneficially owned” where a person has, either solely or in conjunction with others, the power to vote or to direct the voting of shares and/or the power to dispose, or to direct the disposition of shares.

The Board of Directors Recommends that Shareholders Vote “For” the Election of the Thirteen Director Nominees.

BOARD OF DIRECTORS

Meetings

During the year ended December 31, 2003, our Board of Directors held six meetings. All of our director nominees attended at least 75% of the total meetings of the Board of Directors and those Board committees on which each director served, except for Lorenzo Walker who attended 20% of such meetings. Mr. Walker passed away in November 2003.

Committees

The Board has four standing committees – the Executive Committee, the Nominating Committee, the Compensation Committee and the Audit Committee.

The Executive Committee has the authority of the Board of Directors when the Board is not in session. The Executive Committee may exercise all powers of the Board of Directors in the management of the business and affairs of Bancshares of Florida under Florida law. The Executive Committee met 14 times in 2003 and is composed of Earl L. Frye (Chairman), Donald R. Barber, Joe B. Cox, John B. James, LaVonne Johnson, Michael L. McMullan, Harry K. Moon, M.D., Richard Rochon and Ramon A. Rodriguez. Each director attended at least 75% of the committee’s meetings, except Donald R. Barber, who attended 70% and Richard Rochon, who attended 57%.

The Nominating Committee considers nominees to our Board of Directors and the election of directors of our subsidiaries. The Committee is composed of Donald R. Barber (Chairman), Earl L. Frye, LaVonne Johnson, Harry K. Moon, M.D., Michael T. Putziger, and Richard Rochon, each of whom is independent under NASDAQ rules. The committee has adopted a charter, by which it considers and evaluates board members and nominees, including shareholder nominees. A copy of the charter is included as Appendix A. In 2003, the committee met two times. Each member attended all of the meetings.

The Compensation Committee serves with regard to compensation and personnel policies, programs and plans, including management development and succession, and to approve employee compensation and benefit programs. The Committee is composed of Joe B. Cox, Earl L. Frye (Chairman), LaVonne Johnson, Harry K. Moon, M.D., and Richard Rochon. In 2003, all members attended both of the committee’s meetings.

The Audit Committee has adopted a formal charter, pursuant to which, the committee reviews Bancshares of Florida’s auditing, accounting, financial reporting and internal control functions, recommend our independent auditor and review its services. A copy of the charter is included as Appendix B. The Board of Directors believes that the members of the Audit Committee are all “Independent Directors” under Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards in that they have no relationships that would impair their abilities to objectively and impartially execute their duties.

Report of the Audit Committee: The audit functions of the Audit Committee are focused on three areas:

•	The adequacy of Bancshares of Florida’s internal controls and financial reporting process and the reliability of Bancshares of Florida’s financial statements.

•	The performance of Bancshares of Florida’s internal auditors and the independence of Bancshares of Florida’s independent auditors.

•	Bancshares of Florida’s compliance with legal and regulatory requirements.

The Audit Committee met with management periodically to consider the adequacy of Bancshares of Florida’s internal controls and the objectivity of their financial reporting. These matters were discussed with Bancshares of Florida’ independent auditors.

The Audit Committee met with the independent auditors without management present. The independent auditors have unrestricted access to the member of the Audit Committee.

The Audit Committee also recommends to the Board the appointment of the independent auditors and periodically reviews their performance, fees and independence from management.

The Board of Directors has determined that none of the members of the Audit Committee has a relationship to Bancshares of Florida that may interfere with its independence from Bancshares of Florida and its management.

The Audit Committee has determined that Ramon A. Rodriguez has the requisite financial expertise to qualify as an “audit committee financial expert” as defined by SEC Rules. The Board has determined that Mr. Rodriguez has the specific accounting and auditing experience to so qualify.

Management has primary responsibility for Bancshares of Florida’s financial statements and the overall reporting process, including the system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of Bancshares of Florida in conformity with accounting principles generally accepted in the United States of America and discuss with the committee any issues they believe should be raised with us. We monitor these processes, relying without independent verification, on the information provided to us and on the representations made by management and the independent auditors.

This year, we reviewed Bancshares of Florida’s audited financial statements as of, and for, the fiscal year ended December 31, 2003, and met with both management and Bancshares of Florida’s independent auditors to discuss those financial statements. Management has represented to us that the financial statement was prepared in accordance with accounting principles generally accepted in the United States of America.

We have received from, and discussed with, KPMG, LLC, the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm’s independence from Bancshares of Florida. We also discussed with KPMG, LLC any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Based on these reviews and discussions, we recommended to the Board that Bancshares of Florida’s audited financial statements be included in Bancshares of Florida’s annual report on Form 10-KSB for the fiscal year ended December 31, 2003. The Audit Committee met six times in 2003. No committee member attended less than 75% of the committee meetings. except for Joe B. Cox, who attended 25% and Stanley Hole, who attended 50%. The members of the Audit Committee are: Donald R. Barber, Joe B. Cox, Stanley Hole, LaVonne Johnson and Ramon A. Rodriguez (Chairman). The members of the Audit Committee are: Donald R. Barber, Joe B. Cox, Stanley Hole, LaVonne Johnson and Ramon A. Rodriguez (Chairman).

Compensation

We do not pay fees to our directors for their service on any of our Boards or Board Committees. Directors do, however, receive stock options under our 1999 Stock Option Plan. The plan is described in detail under Proposal IV.

EXECUTIVE COMPENSATION

Our executive compensation program is designed to:

attract and retain qualified management;

meet short-term financial goals; and

enhance long-term shareholder value.

We strive to pay each executive officer the base salary that would be paid on the open market for a fully qualified officer in that position. The Boards of Directors determine the level of base salary and any incentive bonus for our Chief Executive Officer and other officers based upon competitive norms, derived from annual surveys published by several independent banking institutes and private companies specializing in analysis of financial institutions. Such surveys provide information regarding compensation of financial institution officers and employees based on the size and geographic location of the financial institution and serve as a benchmark for determining executive salaries. Actual salary changes and discretionary bonus awards are based upon the Boards of Directors’ evaluation of our overall performance, the officer’s responsibilities and the officer’s individual job performance. In the fiscal year ending December 31, 2003, bonuses were paid based on executives’ achievements in helping us and our subsidiaries grow and in attaining other corporate goals.

Board Committee Interlocks and Insider Participation in Compensation Decisions

The Presidents and Chief Executive Officers of Bancshares of Florida and each of our subsidiaries also serve on the Board of those entities. Each individual participated in the Boards’ deliberations regarding executive compensation, but not regarding their own compensation.

Summary Compensation Table

The following table sets forth compensation information regarding our President and Chief Executive Officer, and our four other most highly compensated executive officers whose aggregate compensation exceeded $100,000 in 2003.

Summary Compensation Table
	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus (1)	Other Annual Compensation (2)	Stock Options (3)
Michael L. McMullan President and Chief Executive Officer of Bancshares of Florida	2003 2002 2001	$187,500 156,950 142,921	$20,000 80,000 0	$30,900 36,184 13,062	10,000 30,000 2,500

Martin P. Mahan Chief Operating Officer of Bancshares of Florida, and President and Chief Executive Officer of Bank of Florida	2003 2002	$172,500 65,998	$15,000 50,000	$15,600 2,600	10,000 22,000

John B. James President and Chief Executive Officer of Bank of Florida, N.A.	2003 2002 2001	$155,000 147,800 12,317	$5,0000 0 0	$15,940 8,936 0	— 20,000 —

Craig D. Sherman Chief Loan Officer of Bancshares of Florida	2003 2002 2001	$132,500 114,083 108,273	$7,500 0 0	$7,200 7,800 7,800	— — —

Julie W. Husler President and Chief Executive Officer of FTC	2003 2002 2001	$127,000 105,844 111,239	$0 0 0	$6,000 0 0	— 8,000 —

Explanation of Columns:

(1)	Annual Cash Bonus Award - Annual incentive awards, which were paid during the year or immediately following the year indicated.
(2)	Other Annual Compensation - All additional forms of cash and non-cash compensation paid, awarded or earned, including automobile allowances and club membership costs.
(3)	Stock Options - Grants of stock options made under Bancshares of Florida’s 1999 Stock Option Plan.

Employment Agreements with Certain Executive Officers

Michael L. McMullan. Mr. McMullan entered into a joint employment agreement dated as of April 28, 1999, with Bancshares of Florida and Bank of Florida, N.A., pursuant to which Mr. McMullan was to serve as Chief Executive Officer of Bancshares of Florida and Bank of Florida, N.A. On                     , the agreement was amended so that Bancshares of Florida assumed the majority of the rights and duties of Bank of Florida, and Mr. McMullan became exclusively the President and Chief Executive Officer of Bancshares of Florida. The employment agreement, as amended, provides for a term of three years and a minimum annual base salary of $140,000. The agreement automatically renews at the end of each three-year period, unless either party gives notice of non-renewal. Mr. McMullan’s salary must be reviewed annually by our Board of Directors. Mr. McMullan is also eligible to receive a bonus which will not exceed 40% of his annual base salary. In addition, Mr. McMullan has been granted stock options (pursuant to the employment agreement) to purchase 30,000 shares of the common stock of Bancshares of Florida at an exercise price of $10.00 per share.

In the event of a “change of control” of Bancshares of Florida, as defined in the employment agreement, Mr. McMullan will be entitled to give written notice to us of termination of his employment agreement and to receive a cash payment equal to 250% of his annual salary, and an additional cash payment equal to the excess, if any, of the aggregate market value of the number of shares of common stock of Bancshares of Florida subject to options held by Mr. McMullan over the aggregate exercise price of all such options.

The employment agreement provides that we may terminate the employment of Mr. McMullan with or without cause, but that in the latter case, Mr. McMullan will receive a severance payment equal to the amount he would be entitled to in the event of a change in control, as described above. In addition, the employment agreement contains a non-compete provision which provides that in the event the employment agreement is terminated by Bancshares of Florida or Bank of Florida with cause, or by Mr. McMullan, Mr. McMullan may not, without our written consent, either directly or indirectly, serve as an employee of any financial institution within Broward, Collier, Dade, Lee or Palm Beach Counties for a period of 12 months after such termination.

Martin P. Mahan. Mr. Mahan is our Chief Operating Officer and President and Chief Executive Officer of Bank of Florida. He also entered into an employment agreement, dated as of September 16, 2002, with Bank of Florida. Under this contract, which has a three-year term, Mr. Mahan is to receive a minimum annual base salary of $150,000, which will be reviewed annually by the Board of Directors of Bank of Florida. In addition, Mr. Mahan is eligible to receive a bonus which will not exceed 40% of his annual base salary, but no grant of stock options is provided for by his contract. Mr. Mahan is also subject to a non-compete provision substantially similar to Mr. McMullan’s, except its geographic scope is limited to Broward, Palm Beach and Collier Counties. In addition, Mr. Mahan received a relocation bonus of $50,000 for his move to Fort Lauderdale. In all other respects, Mr. Mahan’s contract is identical to that of Mr. McMullan’s, including the entitlement to receive a cash payment equal to 250% of his annual salary in the event of a “change in control” as defined in the agreement.

John B. James. Mr. James entered into an employment agreement, dated as of October 1, 2001, and renewed on                     , 2004, with Bank of Florida, N.A., pursuant to which Mr. James serves as the Chief Executive Officer of Bank of Florida, N.A. Under this contract, which has a one year term, Mr. James is to receive a minimum annual base salary of $147,800, which will be reviewed annually by the Board of Directors of Bank of Florida, N.A. In addition, Mr. James is eligible to receive a bonus, which will not exceed 40% of his annual base salary, but no grant of stock options is provided for by his contract. Mr. James is also subject to a non-compete provision substantially similar to Mr. McMullan’s, except its geographic scope is limited to Collier and Lee Counties. In all other respects, Mr. James’ contract is identical to that of Mr. McMullan’s, including the entitlement to receive a cash payment equal to 250% of his annual salary in the event of a “change in control” as defined in the agreement.

Craig D. Sherman. Mr. Sherman is our Chief Loan Officer. He also entered into a joint employment agreement, dated as of May 3, 1999, with Bancshares of Florida and Bank of Florida, N.A. On                     , the parties amended the contract so that Mr. Sherman no longer served as an officer of Bank of Florida, N.A. Under this contract, which has a three-year term, Mr. Sherman is to receive a minimum annual salary of $90,000, which must be reviewed annually by the Board of Directors. As amended, the employment agreement automatically renews at the end of each three-year period unless either party gives notice of non-renewal. In addition, Mr. Sherman is eligible to receive a bonus which will not exceed 40% of his annual base salary. Mr. Sherman has been granted stock options to purchase 20,000 shares of our common stock at an exercise price of $10.00 per share. Mr. Sherman is also subject to a non-compete provision substantially similar to Mr. McMullan’s, except its geographic scope is limited to Collier and Lee Counties. In all other respects, Mr. Sherman’s contract is identical to that of Mr. McMullan’s, including the entitlement to receive a cash payment equal to 250% of his annual salary in the event of a “change in control” as defined in the agreement.

CERTAIN TRANSACTIONS

From time-to-time, we make loans to our executive officers and directors in accordance with our usual loan approval criteria. We made all such loans on substantially the same terms, including interest rates and collateral, as loans we make to unaffiliated parties. As of December 31, 2003, the aggregate balance of all such loans was approximately $10.03 million, or 5.04% of our net loans.

In connection with the effort to organize Bank of Florida, our Board of Directors asked Mr. McMullan to relocate to Fort Lauderdale to oversee the organizing efforts and to serve as President and Chief Executive Officer of Bank of Florida. To help Mr. McMullan and Bancshares of Florida, we have leased Mr. McMullan’s personal residence in Naples, Florida on a month-to-month basis. The monthly lease payment is $3,500. The lease permits us to sublease the property, which we have done.

PROPOSAL II

AMENDMENT OF THE AMENDED AND RESTATED

ARTICLES OF INCORPORATION

Our Amended and Restated Articles of Incorporation (“Articles”) currently require supermajority votes of three-fourths of our outstanding shares to adopt certain amendments to our Articles of Incorporation. These provisions are:

Article VI which sets: (i) the number of members of our Board of Directors; (ii) the establishment of one class of directors; (iii) the length of directors’ terms; and (iv) the method of filling vacancies on the Board.

Article VIII and Article IX which require supermajority approval by the Board or the shareholders to approve certain transactions which would result in a hostile change in control of Bancshares of Florida.

Article X which requires the Board to take into account the interests of Bancshares of Florida’s various constituencies in evaluating a possible acquisition proposal.

The full text of each of these Articles, incorporating the proposed amendment, is attached to this Proxy Statement as Appendix C (“Amendment”). If the Amendment is approved, all provisions of Bancshares of Florida’s Articles of Incorporation may be amended by a majority vote of all outstanding shares of Bancshares of Florida stock entitled to vote on the election of directors. If the Amendment is not approved, the supermajority requirements will remain in effect.

The Amendment must be approved by the affirmative vote of the holders of at least three-fourths of our outstanding common stock. If approved, we believe the Amendment will give our shareholders more flexibility with regard to our corporate governance and any potential acquisition. In general, this amendment will serve to make it easier for shareholders to amend our Articles of Incorporation. We believe that these characteristics will result in a company and a Board that is more accountable and more responsive to shareholder concerns.

The Board of Directors Recommends that Shareholders Vote “FOR” Amending the Amended and Restated Articles of Incorporation.

PROPOSAL III

AMENDMENT OF THE 1999 STOCK OPTION PLAN

We currently have one stock option plan, the 1999 Stock Option Plan (“Plan”), which provides for the issuance of stock options to employees and directors of Bancshares of Florida or any of our subsidiaries who are contributing significantly to the management or operation of our or our subsidiaries’ business as determined by the committee administering the Plan. The Plan was approved by our shareholders at our 2000 Annual Meeting of Shareholders and enlarged at our 2003 Annual Meeting. The Plan provides for the grant of options at the discretion of the Board of Directors or a committee designated by the Board of Directors to administer the Plan. The committee must at all times consist of at least two non-employee directors. Stock options granted pursuant to the Plan will expire on or before:

•	The date which is the tenth anniversary of the date the option was granted; or

•	The date which is the fifth anniversary of the date the option was granted, in the event the option is granted to a key employee who owns more than 10% of the total combined voting power of all classes of our stock.

Under the Plan, 400,000 shares have been reserved for issuance. As of the date of this Proxy Statement, an aggregate of 381,799 stock options have been granted and are outstanding.

Options granted under the Plan may be “incentive stock options” within the meaning of the Internal Revenue Code of 1986, as amended, which are designed to result in beneficial tax treatment to the employee, but no tax deduction for us. Options may also be “compensatory stock options” which do not give the employee certain benefits of an incentive stock option, but entitle us to a tax deduction when the options are exercised. The exercise price of incentive stock options may not be less than the fair market value of common stock on the date the option is granted. Compensatory stock options may be exercisable at a price equal to or less than the fair market value of a share of common stock at the time of the grant of the option.

No monetary consideration is received by us in return for the grant of options, although consideration would be received upon the exercise of options. For financial reporting purposes, there is no charge to our income in connection with the grant or exercise of an option. As of April 30, 2004, the market value of our common stock was $             per share. Incentive stock options totaling 324,050 shares have been granted to officers and employees of Bancshares of Florida and our subsidiaries. Non-qualified options for 57,749 shares have been granted to directors of Bancshares of Florida and our subsidiaries. In 2003, the following options were granted to the five executive officers listed in the above Summary Compensation Table:

Name	Number of Shares Subject to Options Granted	Percent of Total Options Granted to Employees in 2003	Exercise Price	Exercise Date
Michael L. McMullan	10,000	22.25%	$11.29	10/21/13
Martin P. Mahan	10,000	22.25%	$11.29	10/21/13
John B. James	—	—	—	—
Craig D. Sherman	—	—	—	—
Julie W. Husler	—	—	—	—

Each stock option granted under the Plan has a maximum term of 10 years, subject to earlier termination in the event the participant ceases to be an employee. The exercise price of an option granted under the Plan must be at least 100% of the fair market value of the stock subject to the option on the date of grant, or 110% with respect to an option granted to a holder of more than 10% of the combined voting power of all classes of stock of Bancshares of Florida. In general, options vest ratably over a five-year period commencing one year from the date of grant, except as otherwise decided by the Board of Directors. The purchase price for shares of common stock is payable in cash immediately upon the exercise of the option.

Each stock option granted under the Plan is non-transferable and exercisable only during the holder’s lifetime. In the event that the holder dies prior to exercising an option, such option may be exercised by the personal representative of the holder’s estate for a period of one year after such representative’s appointment. In the event that the holder is terminated for any reason other than death, such option may be exercised at any time prior to the expiration date of the option or within three months after the date of such termination, or within 12 months in the case of an employee who is totally disabled, whichever is earlier, but only to the extent such holder had the right to exercise such option at the date of such termination. If the holder’s employment is terminated as a result of deliberate, willful or gross misconduct, all rights under the option shall terminate and expire upon such termination. If options granted under the Plan expire or are terminated for any reason without being exercised, the shares of common stock underlying such grant will again be available for purposes of the Plan.

In the event of a reorganization, merger or consolidation in which we are not the surviving corporation, the sale of substantially all of our assets to another corporation, or a change in control or threatened change in control of Bancshares of Florida, all options granted prior to such event under the Plan may become immediately exercisable at the discretion of our Board of Directors.

With this proposal, we are seeking your approval to amend the Plan to increase the number of shares of common stock available for issuance pursuant to the exercise of stock options by 125,000 shares, to 575,000 total shares. This number is less than 15% of the total number of shares of common stock which will be outstanding after our proposed acquisition of Horizon Financial Corp. We believe this amendment will serve to increase our flexibility in recruiting and retaining qualified executives and key employees.

If the amendment to the Plan is adopted, we intend to immediately grant the following options under the Plan:

Name	Number of Shares Subject to Options
Scott Zykoski Caroline Watkins	15,000 5,000
All Executive Officers as a Group	—
Non-Executive Officer Directors as a Group	—
Non-Executive Officer Employees as a Group	20,000

As the proposed amendment will increase the number of shares of common stock available to be subject to options, shareholder approval of the amendments is required by the Plan. The amendment will be approved if the votes cast in favor of the amendment exceed those cast against it.

The Board of Directors Recommends that Shareholders Vote “For” Amending the 1999 Stock Option Plan to Increase the Number of Options Available for Grant

PROPOSAL IV

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004

Following consultation with the Audit Committee, the Board of Directors intends to retain the accounting firm of KPMG, LLC, as the independent auditors for Bancshares of Florida for the fiscal year ending December 31, 2004. A representative form the firm is expected to be present at the Annual Meeting to make a statement and to respond to shareholder questions.

Audit Fees: The aggregate fees billed for professional services by KPMG, LLC in connection with the audit of the annual financial statements and the reviews of the financial statements included in Bancshares of Florida’s quarterly filings with the Securities and Exchange Commission for the fiscal year ended December 31, 2003, were $67,000. The aggregate fees billed for professional services by Hill, Barth & King, LLC in connection with the audit of the annual financial statements and the reviews of the financial statements included in Bancshares of Florida’s quarterly filings with the Securities and Exchange Commission for the fiscal year ended December 31, 2003 and 2002, were $13,200 and $71,800, respectively.

Audit-Related Fees: In 2003, KPMG, LLC also billed Bancshares of Florida $8,500 for fees reasonably related to the performance of its audit and reviews of financial statements. Such fees included travel and miscellaneous related fees.

Tax Fees: In 2003, KPMG, LLC also billed Bancshares of Florida $12,500 for tax compliance and advice, including the preparation of Bancshares of Florida’s corporate tax returns. In 2003 and 2002, Hill, Barth & King, LLC also billed Bancshares of Florida $20,000 and $62,900, respectively, for tax compliance and advice, including the preparation of Bancshares of Florida’s corporate tax returns.

In all instances, KPMG, LLC’s or Hill, Barth & King, LLC’s performance of those services were pre-approved by Bancshares of Florida’s Audit Committee.

In order to be adopted, this item must be approved by the holders of a majority of the outstanding shares of Bancshares of Florida’s common stock present or represented by proxy and entitled to vote at the Annual Meeting. If the shareholders do not vote in favor of the appointment of KPMG, LLC, the Board of Directors will consider the selection of other auditors.

The Board of Directors Recommends that Shareholders Vote “For” the Appointment of KPMG, LLC, as the Independent Auditors for the Fiscal Year Ending December 31, 2004.

PROPOSAL V

ADJOURNMENT OF ANNUAL MEETING

The Board of Directors seeks your approval to adjourn the Annual Meeting in the event that there are not a sufficient number of votes at the Annual Meeting to approve any of Proposals I or II. In order to permit proxies that have been timely received to be voted for an adjournment, we are submitting this proposal as a separate matter for your consideration. If it is necessary to adjourn the Annual Meeting and the adjournment is for a period of less than 30 days, no notice of the time or place of the reconvened meeting will be given to shareholders, other than an announcement made at the Annual Meeting.

The Board of Directors Recommends that Shareholders Vote “FOR” the Approval of the Adjournment of the Annual Meeting.

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for our 2005 Annual Meeting, a shareholder’s proposal to take action at such meeting must be received at our main office at 1185 Immokalee Road, Naples, Florida 34103, on or before January 11, 2005. Proposals must comply with the Securities and Exchange Commission’s proxy rules as provided in 17 C.F.R. Section 240.14a-8 in order to be included in our proxy materials.

COMPLIANCE WITH SECTION 16(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and any person who beneficially owns more than 10% of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and more than 10% shareholders are required by regulation to furnish us with copies of all Section 16(a) forms which they file. During 2003, certain of our directors and executive officers who own our stock filed Form 3s or Form 4s with the Securities and Exchange Commission. The information on these filings reflects the current ownership position of all such individuals. Based solely on the review of copies of the filings we have received or written representations from such reporting persons, it is our belief that during 2003, all such filings by our officers, directors or 10% shareholders were made timely.

MARKET INFORMATION

Our common stock is quoted on the NASDAQ SmallCap Market under the symbol “BOFL.” Our primary market maker in the stock is Advest, Inc. At April 30, 2004, the market price of our common stock was $                    .

OTHER MATTERS WHICH MAY PROPERLY COME

BEFORE THE ANNUAL MEETING

The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting, other than those matters described in this Proxy Statement. If any other matters should properly come before the Annual Meeting, however, it is intended that the proxies solicited hereby will be voted in accordance with the judgment of the person or persons voting the proxies.

SOLICITATION

The cost of soliciting proxies on behalf of the Board of Directors for the Annual Meeting will be borne by Bancshares of Florida of Florida. Proxies may be solicited by directors, officers or our regular employees, in person or by telephone, e-mail or mail. We are requesting persons and entities holding shares in their names, or in the names of their nominees, to send proxy materials to, and obtain proxies from, such beneficial owners. Those persons and entities will be reimbursed for their reasonable out-of-pocket expenses.

AVAILABILITY OF OTHER INFORMATION

Accompanying this Proxy Statement is our 2003 Annual Report, which includes our audited financial statements. Additional copies of the Annual Report and our Form 10-KSB are available to shareholders at no charge. Any shareholder who would like an additional copy may contact David G. Wallace, Chief Financial Officer, Bancshares of Florida, Inc., 1185 Immokalee Road, Naples, Florida 34103, telephone number (239) 254-2100.

We currently file periodic reports (including Form 10-KSBs and Form 10-QSBs) with the Securities and Exchange Commission. These periodic reports are filed electronically via EDGAR and can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at its Public Reference Section, 450 Fifth Street, NW, Washington, DC 20549. The Securities and Exchange Commission maintains a website that contains registration statements, reports, proxy and information statements and other information regarding registrants that file electronically. Information filed by Bancshares of Florida is also available for review on this website at www.sec.gov.

BANCSHARES OF FLORIDA, INC.

May 10, 2004

BANCSHARES OF FLORIDA, INC.

NOMINATING COMMITTEE CHARTER

The Board of Directors (“Board”) of Bancshares of Florida, Inc. (“Bancshares”) has established a Nominating Committee to ensure an appropriate structure for management succession and development, as well as an effective process for director selection and tenure.

Membership – The Nominating Committee is composed entirely of outside directors. The current members of the Nominating Committee are listed on the attached Schedule, which is incorporated by reference.

Oversight Areas –

•	Nomination of screening of Board member candidates.

•	Recommend slate of directors for Bancshares and its wholly-owned bank subsidiaries for the respective Annual Meeting of Shareholders.

•	Review and recommendation to management on how to handle and address shareholder proxy proposals.

•	Recommend changes in Board size (as permitted by Articles of Incorporation and Bylaws).

•	Evaluation of the performance of its Board and that of the individual directors, as well as the performance of the Board of Bancshares’ wholly-owned bank subsidiaries.

•	Recommend termination of membership of individual directors in accordance with corporate policy, for “cause” as defined by Bancshares’ Bylaws, or other appropriate reasons.

•	Coordination of Board agenda and meeting schedules.

•	Assignment of committee memberships for Bancshares.

•	Training and orientation of directors.

•	In conjunction with the Chief Executive Officer and the Compensation Committee, development of the CEO’s mission and objectives, succession for the CEO and other senior executives, officers and key group managers, and annual evaluation of the performance of the Chief Executive Officer.

Agenda Items – The Nominating Committee typically meets two times a year, or at such other time as deemed necessary upon Notice by the Chairman of the Nominating Committee.

February:	Annual review of CEO performance, followed by consideration and recommendation of director nominations, including potential committee assignments.
November:	Review of Board composition and organization. Review of management organization.

A-1

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

OF

BANCSHARES OF FLORIDA, INC.

As amended by the Audit Committee at a meeting held on May 7,2 003, and subject to full Board approval.

Audit Committee Purpose

The Committee is appointed by the Board of Directors of Bancshares of Florida, Inc. (the “Company”) to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are:

(a)	Monitor the integrity of the Company’ financial reporting process and systems of internal controls regarding finance, account and legal compliance;

(b)	Monitor the independence and performance of the Company’ independent auditors and internal auditing function (including an outsource service provider); and

(c)	Provide an avenue of communication among the independent auditors, management, the internal audit department (including an outsource service provider) and the Board of Directors.

(d)	Serve as an oversight committee to all subsidiaries of Bancshares of Florida, Inc.

The Company’s Audit Committee will serve as the audit committee for the holding company and may have joint meetings serving the audit requirements of Bancshares of Florida, Inc. and its subsidiaries.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the Company. The Audit Committee must obtain full Board approval prior to retaining, at the Company’ expense, special legal, accounting, or other consultants or experts, it deems necessary in the performance of its duties.

Audit Committee Composition and Meetings

The Audit Committee shall meet the requirements of NASDAQ Rule 4350(d)(2). Under this rule, the Audit Committee shall be comprised of a minimum of two (2) directors as determined by the Board, each of whom hall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment.

Audit committee members shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the members of the committee may designate a Chair by majority vote of the Committee membership.

The Committee shall meet at least four times annually separately or combined with the entire Board, subject to the majority of the independent directors present, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management; with the independent auditor; and solely as a committee to discuss any matters that the Committee or each of these groups believes should be discussed.

AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

Review Procedures:

1.	Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the Charter published at least every three years in the Company’ Proxy Statement.

2.	Review the Company’ annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

3.	In consultation with the management, the independent auditors, and any internal auditors, consider the integrity of the Company’ reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent and internal auditing department together with management’s responses.

4.	Review with management and the independent auditors The Company’ quarterly financial results prior to the release of earnings and/or the Company’ quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company’ accounting principles and any items required to be communicated by the independent auditors in accordance with AICPA SAS 61. The Chair or a member of the Audit Committee acting as Chair, may represent the entire Audit Committee for purposes of this review.

Independent Auditors:

5.	The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

6.	Approve the fees and other significant compensation to be paid to the independent auditors.

7.	The Committee shall annually review the performance (effectiveness, objectivity, and independence) of the external auditors. The Committee shall ensure receipt of a formal written statement from the external auditors consistent with standards set by the Independence Standards Board. Additionally, the Committee shall discuss with the auditor any relationships or services that may affect auditor objectivity or independence. If the Audit Committee is not satisfied with the auditors’ assurances of independence it shall take or recommend to the full Board appropriate action to ensure the independence of the external auditor.

8.	Review the independent auditors’ audit plan – discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

9.	Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communi-cated to audit committees in accordance with AICPA SAS 61.

10.	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’ accounting principles as applied in its financial reporting.

Internal Audit and Legal Compliance:

11.	Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department and/or outsource service provider, as needed.

12.	Review the appointment, performance, and replacement of the senior internal audit executive and/or outsource service provider.

13.	Review significant reports prepared by the outsourced internal audit service provider together with management’s response and follow-up to these reports.

14.	On at least an annual basis, review with the Company’ counsel, any legal matters that could have a significant impact on the organization’s financial statements, the Company’ compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities:

15.	Annually prepare a report to the shareholders as required by the Securities and Exchange Commission. The report should be included in the Company’ Proxy Statement for the Annual Meeting of Shareholders.

16.	Perform any other activities consistent with this Charter, the Company’ Bylaws, and governing law, as the Audit Committee or the Board deems necessary or appropriate.

17.	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

BANCSHARES OF FLORIDA, INC.

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

The following Articles of Bancshares of Florida, Inc.’s Articles of Incorporation shall be amended as follows. Struck out text indicates text deleted from the Article.

ARTICLE VIII.

In addition to any approval of the Board of Directors or any shareholder vote or consent required by the laws of the State of Florida or any other provision of these Articles of Incorporation or otherwise, the affirmative vote or consent of the holders of not less than two-thirds (2/3) of the shares of each class of stock of the Corporation entitled to vote in elections of directors shall be required to authorize, adopt or approve a Covered Transaction; however, the provisions of this Article VIII shall not apply to any Covered transaction referred to in this Article VIII with any Interested Person if the Covered Transaction is approved by three-fourths (3/4) of the entire membership of the Board of Directors of the Corporation, in which event the affirmative vote of not less than a majority of the holders of each class of stock of the Corporation entitled to vote in elections of directors shall be required.

For the purpose of this Article VIII:

1.	“Affiliate” and “associate” shall have the respective meanings given those terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date hereof.

2.	A person shall be the “beneficial owner” and beneficially owns” shares of stock of the Corporation other than shares of the Corporation’s stock held in its treasury) (a) which such person and its affiliates and associates beneficially own, directly or indirectly, whether of record or not, (b) which such person or any of its affiliates or associates has the right to acquire, pursuant to any agreement upon the exercise of conversion rights, warrants or options, or otherwise, (c) which such person or any of its affiliates or associates has the right to sell or vote pursuant to any agreement, or (d) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of securities of the Corporation.

3.	“Covered Transaction” is:

(a)	any merger or consolidation of the Corporation or any subsidiary of the Corporation with or into any Interested Person (regardless of the identity of the surviving corporation);

(b)	any sale, lease or other disposition of all or any substantial part (assets having an aggregate fair market value of twenty-five percent (25%) of the total assets of the Corporation) of the assets of the Corporation or any subsidiary of the Corporation to any Interested Person for cash, real or personal property, including securities, or any combination thereof;

(c)	any issuance or delivery of securities of the Corporation or a subsidiary of the Corporation (which the beneficial owner shall have the right to vote, or to vote upon exercise, conversion or by contract) to an Interested Person in consideration for or in exchange of any securities or other property (including cash); or

(d)	the liquidation of the Corporation.

4.	“Interested Person” is any person which, as of the record date for the determination of shareholders entitled to notice of any Covered Transaction and to vote thereon or consent thereto, or as of the date of any such vote or consent, or immediately prior to the consummation of any Covered Transaction, beneficially owns, directly or indirectly, five percent (5%) or more of the shares of stock of the Corporation entitled to vote in elections of directors.

5.	“Person” is any individual, partnership, corporation or other entity.

6.	“Subsidiary of the Corporation” is any corporation of which fifty percent (50%) or more of any class of stock is beneficially owned, directly or indirectly, by the Corporation.

[No amendment to these Articles of Incorporation shall amend, alter, change or repeal any of the provisions of this Article VIII, unless such amendment, in addition to receiving any shareholder vote or consent required by the laws of the State of Florida in effect at the time, shall receive the affirmative vote or consent of the holders of three-fourths (3/4) of the outstanding shares of each class of stock of the Corporation entitled to vote in elections of directors.]

ARTICLE IX.

A.	In addition to any approval of the Board of Directors or any shareholder vote or consent required by the laws of the State of Florida or any other provision of these Articles of Incorporation or otherwise, there shall be required for the approval, adoption or authorization of a Business Combination with an Interested Person the affirmative vote or consent of the holders of a majority of the shares of each class of stock of the Corporation entitled to vote in elections of directors considered separately for the purposes of this

Article IX, which are not beneficially owned, directly or indirectly, by such Interested Person; provided, however, that said majority voting requirements shall not be applicable if all of the conditions specified in subparagraphs (1), (2) and (3) below are met:

1.	The consideration to be received per share for each class of stock in such Business Combination by holders of the stock of the Corporation is payable in cash or Acceptable Securities, or a combination of both, and such consideration has a fair market value per share with respect to each class of the Corporation’s stock of not less than either:

(a)	the highest price (including the highest per share brokerage commissions, transfer tax and soliciting dealers fees) paid by said Interested Person in acquiring any of the Corporation’s stock of that class; or

(b)	a price per share obtained by multiplying the aggregate earnings per share of stock of the Corporation (appropriately adjusted for any subdivision of shares, stock dividend or combination of shares during the period) for the four full consecutive fiscal quarters immediately preceding the record date for solicitation of votes or consents on such Business Combination by the figure obtained by dividing the highest per share price (including the highest per share brokerage commissions, transfer tax and soliciting dealers fees) paid by such Interested Person in acquiring any of the Corporation’s stock by the aggregate earnings per share of the Corporation for the four full consecutive fiscal quarters immediately preceding the time when the Interested Person shall have become the beneficial owner of five percent (5%) or more of the outstanding stock of the Corporation entitled to vote in elections of directors.

If any securities were issued by an Interested Person in exchange for stock of the Corporation prior to the proposed Business Combination, the fair market value of said securities at the time of issue shall be used in determining the per share price paid for said stock.

2.	After the Interested Person has become the beneficial owner of five percent (5%) or more of the stock of the Corporation entitled to vote in the election of directors and prior to the consummation of such Business Combination, there shall have been no reduction in the rate of dividends payable on the Corporation’s stock which would result in a quarterly dividend rate per share which is less than the average quarterly dividend rate per share for the four full consecutive fiscal quarters immediately preceding the time when the Interested Person shall have become the beneficial owner of said five percent (5%) or more of the stock of the Corporation, unless such reduction in the rate of dividends has been approved by three-fourths (3/4) of the entire membership of the Board of Directors of the Corporation. For the purposes of this paragraph, “quarterly dividend rate per share” for any quarterly dividend shall be equal to the percentage said quarterly dividend per share bears to the earnings per share for the four full fiscal quarters immediately preceding the declaration of said quarterly dividend.

3.	The consideration to be received by shareholders who are not Interested Persons shall be in cash or in the same form as the Interested Person has previously paid for shares of such class of stock; if the Interested Person has paid for shares of any class of any stock with varying forms of consideration, the form of consideration for such class of stock shall be either cash or the form used to acquire the largest number of shares of such class of stock previously acquired by it.

B.	For the purposes of this Article IX:

1.	“Acceptable Securities” shall mean (a) securities of the same class or series, with the same rights, powers and benefits and of the same denomination, term and interest, or dividend, if any, as the securities issued and delivered by the Interested Person in exchange for the majority of the stock of the corporation acquired by the Interested Person, or (b) the class of common stock of the Interested Person which is beneficially owned by most persons.

2.	“Affiliate” and “associate” shall have the respective meanings given those terms in Rule l2b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date hereof.

3.	A person shall be the “beneficial owner” and “beneficially own” shares of stock of the Corporation (other than shares of the Corporation’s stock held in its treasury) (a) which such person and its affiliates or associates beneficially own, directly or indirectly, whether of record or not, (b) which such person or any of its affiliates or associates has the right to acquire, pursuant to any agreement upon the exercise of conversion rights, warrants, or options, or otherwise, (c) which such person or any of its affiliates or associates has the right to sell or vote pursuant to any agreement, or (d) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its affiliates or associates has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of securities of the Corporation.

4.	“Business Combination” is:

a.	any merger or consolidation of the Corporation or any subsidiary of the Corporation with or into any Interested Person (regardless of the identity of the surviving corporation);

b.	any sale, lease or other disposition of all or any substantial part (assets having a fair market value of twenty-five percent (25%) of the total assets of the Corporation) of the assets of the Corporation or any subsidiary of the Corporation to any Interested Person for cash, real or personal property, including securities, or any combination thereof; or

c.	any issuance or delivery of securities of the Corporation or a subsidiary of the Corporation (which the beneficial owner shall have the right to vote, or to vote upon exercise, conversion or by contract) to an Interested Person in consideration of or in exchange for any securities or other property (including cash).

5.	“Interested Person” is any person which, as of the record date for the determination of shareholders entitled to notice of any Business Combination and to vote thereon or consent thereto, or as of the date of any such vote or consent, immediately prior to the consummation of any Business Combination, beneficially owns, directly or indirectly, five percent (5%) or more of the shares of stock of the Corporation entitled to vote in elections of directors.

6.	“Person” is an individual, partnership, corporation or other entity.

7.	“Subsidiary of the Corporation” is any corporation of which fifty percent (50%) or more of any class of stock is beneficially owned, directly or indirectly, by the Corporation.

[C. No amendment to these Articles of Incorporation shall amend, alter, change or repeal any of the provisions of this Article IX, unless such amendment, in addition to receiving any shareholder vote or consent required by the laws of the State of Florida in effect at the time, shall receive the affirmative vote or consent of the holders of three-fourths (3/4) of the outstanding shares of each class of stock of the Corporation entitled to vote in elections of directors.]

ARTICLE X.

The Board of Directors of the Corporation, when evaluating any offer of another individual, firm, corporation or other entity (“Person”) (a) to make a tender or exchange offer for any equity security of the Corporation, (b) to merge or consolidate the Corporation with such other Person, or (c) to purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation (such offers individually referred to as an “Acquisition Proposal”), shall, in connection with the exercise of its business judgment in determining what is in the best interest of the Corporation and its Shareholders, give due consideration to all relevant factors, including without limitation, the consideration being offered in the Acquisition Proposal in relation to the then-current market price of the Corporation’s stock, but also in relation to the then-current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors’ then-estimate of the future value of the Corporation as an independent entity, the social and economic effects on the employees, customers, suppliers, and other constituents of the Corporation and on the communities in which the Corporation operates or is located and the desirability of maintaining independence from any other business or business entity; provided, however, that this Article shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide any constituency any right to be considered.

[B. No amendment to these Articles of Incorporation shall amend, alter, change or repeal any of the provisions of this Article X, unless such amendment, in addition to receiving any shareholder vote or consent required by the laws of the State of Florida in effect at the time, shall receive the affirmative vote or consent of the holders of three-fourths (3/4) of the outstanding shares of each class of stock of the Corporation entitled to vote in elections of directors.]

REVOCABLE PROXY

BANCSHARES OF FLORIDA, INC.

ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Michael L. McMullan and Joe B. Cox, and each of them, with full powers of substitution, to act as proxy for, and attorney-in-fact, to vote all shares of the common stock of Bancshares of Florida, Inc. (“Bancshares”) which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at the our corporate headquarters, located at 1185 Immokalee Road, Naples, Florida 34110, on June 24, 2004, at 4:30 p.m., and at any and all adjournments thereof.

The undersigned shareholder of Bancshares may revoke this Proxy at any time before it is voted by either delivering a written notice of revocation to Bancshares, delivering a duly executed proxy bearing a later date to Bancshares, or by attending the Annual Meeting and voting in person.

THE FOLLOWING PROPOSALS ARE BEING ACTED UPON:

PROPOSAL I: The election of thirteen directors; to withhold authority for any individual nominee, strike a line through the nominee’s name.

FOR	WITHHOLD AUTHORITY

☐	☐

Donald R. Barber  Joe B. Cox Earl  L. Frye  H. Wayne Huizenga, Jr.  John B. James  LaVonne Johnson

Edward Kaloust  Michael L. McMullan

Harry K. Moon M.D.  Michael T. Putziger  Richard Rochon  Ramon A. Rodriguez  Terry W. Stiles

PROPOSAL II: The amendment of our Articles of Incorporation to reduce the vote required for certain amendments.

FOR	AGAINST	ABSTAIN

☐	☐	☐

PROPOSAL III: The amendment of our 1999 Stock Option Plan to increase the number of shares available for issuance upon the exercise of stock options.

FOR	AGAINST	ABSTAIN

☐	☐	☐

PROPOSAL IV: The ratification of the appointment of our independent auditors for the fiscal year ending December 31, 2004.

FOR	AGAINST	ABSTAIN

☐	☐	☐

PROPOSAL V: The adjournment of the Annual Meeting to solicit additional proxies if there are not sufficient votes to approve either of the foregoing items.

FOR	AGAINST	ABSTAIN

☐	☐	☐

In their discretion, the proxy holders are authorized to transact and to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

NOTE: When properly executed, this Proxy will be voted in the manner directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED.

IMPORTANT: Please sign your name exactly as it appears on this Proxy Card. When shares are held by joint tenants, both must sign, when signing as attorney, executor, administrator, agent, trustee or guardian, please give full title. If shareholder is a corporation, please sign in full corporate name by president or other authorized officer. If shareholder is a partnership, please sign in partnership name by authorized person.

The undersigned acknowledges receiving from Bancshares, prior to the execution of the Proxy, a Notice of the Annual Meeting, a Proxy Statement dated May 10, 2004, and the 2003 Annual Report.

Signature:

Signature if held jointly:

Date:

Please mark, sign, date and return this Proxy Card promptly, using the enclosed envelope. If you receive more than one Proxy Card, please sign and return all cards in the accompanying envelope.